EXHIBIT 3.2

RESTATED

CERTIFICATE OF INCORPORATION

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the Delaware General Corporation Law (the “Corporation”), DOES HEREBY CERTIFY:

1. The name of the Corporation is The Goldman Sachs Group, Inc. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware was July 21, 1998.

2. This Restated Certificate of Incorporation restates and integrates and does not further amend the provisions of the certificate of incorporation of the Corporation as heretofore amended or supplemented. There is no discrepancy between the provisions of this Restated Certificate of Incorporation and the provisions of the certificate of incorporation of the Corporation as heretofore amended or supplemented. This Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware. The text of the certificate of incorporation is hereby restated to read herein as set forth in full:

FIRST. The name of the Corporation is The Goldman Sachs Group, Inc.

SECOND. The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. Without limiting the generality of the foregoing, the Corporation shall have all of the powers conferred on corporations by the Delaware General Corporation Law and other law, including the power and authority to make an initial charitable contribution (as defined in Section 170(c) of the Internal Revenue Code of 1986, as currently in effect or as the same may hereafter be amended) of up to an aggregate of $200,000,000 to one or more entities (the “Contribution”), and to make other charitable contributions from time to time thereafter, in such amounts, on such terms and conditions and for such purposes as may be lawful.

FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 4,350,000,000, of which 4,000,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Common Stock, 200,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Nonvoting Common Stock and 150,000,000 shares of the par value of $0.01 per share shall be a separate class designated as Preferred Stock.

COMMON STOCK AND NONVOTING COMMON STOCK

Except as set forth in this Article FOURTH, the Common Stock and the Nonvoting Common Stock (together, the “Common Shares”) shall have the same rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

(i) Voting. Except as may be provided in this Restated Certificate of Incorporation or required by law, the Common Stock shall have voting rights in the election of directors and on all other matters presented to stockholders, with each holder of Common Stock being entitled to one vote for each share of Common Stock held of record by such holder on such matters. The Nonvoting Common Stock shall have no voting rights other than such rights as may be required by the first sentence of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted; provided that an amendment of this Restated Certificate of Incorporation to increase or decrease the number of authorized shares of Nonvoting Common Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of any shares of Nonvoting Common Stock, voting separately as a class, shall be required therefor.

(ii) Dividends. Subject to the rights of the holders of any series of Preferred Stock, holders of Common Stock and holders of Nonvoting Common Stock shall be entitled to receive such dividends and distributions (whether payable in cash or otherwise) as may be declared on the Common Shares by the board of directors of the Corporation from time to time out of assets or funds of the Corporation legally available therefor; provided that the board of directors of the Corporation shall declare no dividend, and no dividend shall be paid, with respect to any outstanding share of Common Stock or Nonvoting Common Stock, whether in cash or otherwise (including any dividend in shares of Common Stock on or with respect to shares of Common Stock or any dividend in shares of Nonvoting Common Stock on or with respect to shares of Nonvoting Common Stock (collectively, “Stock Dividends”)), unless, simultaneously, the same dividend is declared or paid with respect to each share of Common Stock and Nonvoting Common Stock. If a Stock Dividend is declared or paid with respect to one class, then a Stock Dividend shall likewise be declared or paid with respect to the other class and shall consist of shares of such other class in a number that bears the same relationship to the total number of shares of such other class, issued and outstanding immediately prior to the payment of such dividend, as the number of shares comprising the Stock Dividend with respect to the first referenced class bears to the total number of shares of such first referenced class, issued and outstanding immediately prior to the payment of such dividend. Stock Dividends with respect to Common Stock may be paid only with shares of Common Stock. Stock Dividends with respect to Nonvoting Common Stock may be paid only with shares of Nonvoting Common Stock. Notwithstanding the foregoing, in the case of any dividend in the form of capital stock of a subsidiary of the Corporation, the capital stock of the subsidiary distributed to holders of Common Stock shall be identical to the capital stock of the subsidiary distributed to holders of Nonvoting Common Stock, except that the capital stock distributed to holders of Common Stock may have full or any other voting rights and the capital stock distributed to holders of Nonvoting Common Stock shall be non-voting to the same extent as the Nonvoting Common Stock is non-voting.

(iii) Subdivisions, Combinations and Mergers. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or the outstanding shares of Nonvoting Common Stock, the outstanding shares of the other such class of the Common Shares shall likewise be split, subdivided or combined in the same manner proportionately and on the same basis per share. In the event of any merger, statutory share exchange, consolidation or similar form of corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), the holders of Common Stock and the holders of Nonvoting Common Stock shall be entitled to receive the same per share consideration, if any, except that any securities received by holders of Common Stock in consideration of such stock may have full or any other voting rights and any securities received by holders of Nonvoting Common Stock in consideration of such stock shall be non-voting to the same extent as the Nonvoting Common Stock is non-voting.

(iv) Rights on Liquidation. Subject to the rights of the holders of any series of Preferred Stock, in the event of any liquidation, dissolution or winding-up of the Corporation (whether voluntary or involuntary), the assets of the Corporation available for distribution to stockholders shall be distributed in equal amounts per share to the holders of Common Stock and the holders of Nonvoting Common Stock, as if such classes constituted a single class. For purposes of this paragraph, a merger, statutory share exchange, consolidation or similar corporate transaction involving the Corporation (whether or not the Corporation is the surviving entity), or the sale, transfer or lease by the Corporation of all or substantially all its assets, shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

PREFERRED STOCK

Shares of Preferred Stock may be issued in one or more series from time to time as determined by the board of directors of the Corporation, and the board of directors of the Corporation is authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including the following:

(i) the distinctive serial designation of such series which shall distinguish it from other series;

(ii) the number of shares included in such series;

(iii) whether dividends shall be payable to the holders of the shares of such series and, if so, the basis on which such holders shall be entitled to receive dividends (which may include, without limitation, a right to receive such dividends or distributions as may be declared on the shares of such series by the board of directors of the Corporation, a right to receive such dividends or distributions, or any portion or multiple thereof, as may be declared on the Common Stock or any other class of stock or, in addition to or in lieu of any other right to receive dividends, a right to receive dividends at a particular rate or at a rate determined by a particular method, in which case such rate or method of determining such rate may be set forth), the form of such dividend, any conditions on which such dividends shall be payable and the date or dates, if any, on which such dividends shall be payable;

(iv) whether dividends on the shares of such series shall be cumulative and, if so, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

(v) the amount or amounts, if any, which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

(vi) the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

(vii) the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices (in cash, securities or other property or a combination thereof) at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(viii) whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or any other securities or property of the Corporation or any other entity, and the price or prices (in cash, securities or other property or a combination thereof) or rate or rates of conversion or exchange and any adjustments applicable thereto; and

(ix) whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so the terms of such voting rights, which may provide, among other things and subject to the other provisions of this Restated Certificate of Incorporation, that each share of such series shall carry one vote or more or less than one vote per share, that the holders of such series shall be entitled to vote on certain matters as a separate class (which for such purpose may be comprised solely of such series or of such series and one or more other series or classes of stock of the Corporation) and that all the shares of such series entitled to vote on a particular matter shall be deemed to be voted on such matter in the manner that a specified portion of the voting power of the shares of such series or separate class are voted on such matter.

For all purposes, this Restated Certificate of Incorporation shall include each certificate of designations (if any) setting forth the terms of a series of Preferred Stock.

Subject to the rights, if any, of the holders of any series of Preferred Stock set forth in a certificate of designations, an amendment of this Restated Certificate of Incorporation to increase or decrease the number of authorized shares of any class of Preferred Stock (but not below the number of shares thereof then outstanding) may be adopted by resolution adopted by the board of directors of the Corporation and approved by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock of the Corporation and all other outstanding shares of stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law or any similar provision hereafter enacted, with such outstanding shares of Common Stock and other stock considered for this purpose as a single class, and no vote of the holders of Preferred Stock, voting as a separate class, shall be required therefor.

Except as otherwise required by law or provided in the certificate of designations for the relevant series, holders of Common Shares, as such, shall not be entitled to vote on any amendment of this Restated Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon as a separate class pursuant to this Restated Certificate of Incorporation or pursuant to the Delaware General Corporation Law as then in effect.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee of the board of directors of the Corporation (the “Securities Issuance Committee”), the Securities Issuance Committee created a series of shares of Preferred Stock designated as Floating Rate Non-Cumulative Preferred Stock, Series A, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on April 22, 2005, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series A, are set forth in Appendix A hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as Floating Rate Non-Cumulative Preferred Stock, Series C, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on October 28, 2005, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series C, are set forth in Appendix B hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as Floating Rate Non-Cumulative Preferred Stock, Series D, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on May 23, 2006, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Floating Rate Non-Cumulative Preferred Stock, Series D, are set forth in Appendix C hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as Perpetual Non-Cumulative Preferred Stock, Series E, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on May 14, 2007, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Perpetual Non-Cumulative Preferred Stock, Series E, are set forth in Appendix D hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the

Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as Perpetual Non-Cumulative Preferred Stock, Series F, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on May 14, 2007, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s Perpetual Non-Cumulative Preferred Stock, Series F, are set forth in Appendix E hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on April 23, 2013, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J, are set forth in Appendix F hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on April 24, 2014, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, are set forth in Appendix G hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 5.70% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on April 24, 2014, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 5.70% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L, are set forth in Appendix H hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 5.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on April 20, 2015, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 5.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M, are set forth in Appendix I hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 6.30% Non-Cumulative Preferred Stock, Series N, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on February 19, 2016, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 6.30% Non-Cumulative Preferred Stock, Series N, are set forth in Appendix J hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 5.30% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series O, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on July 26, 2016, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 5.30% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series O, are set forth in Appendix K hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 5.00% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series P, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on October 27, 2017, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 5.00% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series P, are set forth in Appendix L hereto and are incorporated herein by reference.

Pursuant to the authority conferred by this Article FOURTH upon the board of directors of the Corporation and authority delegated by the board of directors to the Securities Issuance Committee, the Securities Issuance Committee created a series of shares of Preferred Stock designated as 5.50% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series Q, by filing a certificate of designations of the Corporation with the Secretary of State of the State of Delaware on June 14, 2019, and the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Corporation’s 5.50%

Fixed-Rate Reset Non-Cumulative Preferred Stock, Series Q, are set forth in Appendix M hereto and are incorporated herein by reference.

OPTIONS, WARRANTS AND OTHER RIGHTS

The board of directors of the Corporation is authorized to create and issue options, warrants and other rights from time to time entitling the holders thereof to purchase securities or other property of the Corporation or any other entity, including any class or series of stock of the Corporation or any other entity and whether or not in connection with the issuance or sale of any securities or other property of the Corporation, for such consideration (if any), at such times and upon such other terms and conditions as may be determined or authorized by the board of directors of the Corporation and set forth in one or more agreements or instruments. Among other things and without limitation, such terms and conditions may provide for the following:

(i) adjusting the number or exercise price of such options, warrants or other rights or the amount or nature of the securities or other property receivable upon exercise thereof in the event of a subdivision or combination of any securities, or a recapitalization, of the Corporation, the acquisition by any person of beneficial ownership of securities representing more than a designated percentage of the voting power of any outstanding series, class or classes of securities, a change in ownership of the Corporation’s securities or a merger, statutory share exchange, consolidation, reorganization, sale of assets or other occurrence relating to the Corporation or any of its securities, and restricting the ability of the Corporation to enter into an agreement with respect to any such transaction absent an assumption by another party or parties thereto of the obligations of the Corporation under such options, warrants or other rights;

(ii) restricting, precluding or limiting the exercise, transfer or receipt of such options, warrants or other rights by any person that becomes the beneficial owner of a designated percentage of the voting power of any outstanding series, class or classes of securities of the Corporation or any direct or indirect transferee of such a person, or invalidating or voiding such options, warrants or other rights held by any such person or transferee; and

(iii) permitting the board of directors (or certain directors specified or qualified by the terms of the governing instruments of such options, warrants or other rights) to redeem, terminate or exchange such options, warrants or other rights.

This paragraph shall not be construed in any way to limit the power of the board of directors of the Corporation to create and issue options, warrants or other rights.

FIFTH. [Reserved]

SIXTH. All corporate powers shall be exercised by the board of directors of the Corporation, except as otherwise specifically required by law or as otherwise provided in this Restated Certificate of Incorporation. Any meeting of stockholders may be postponed by action of the board of directors at any time in advance of such meeting. The board of directors of the Corporation shall have the power to adopt such rules and regulations for the conduct of the meetings and management of the affairs of the

Corporation as they may deem proper and the power to adjourn any meeting of stockholders without a vote of the stockholders, which powers may be delegated by the board of directors to the chairman of such meeting either in such rules and regulations or pursuant to the by-laws of the Corporation.

Special meetings of stockholders of the Corporation may be called at any time by, but only by, the board of directors of the Corporation or, as and to the extent required by the by-laws of the Corporation, by the Secretary of the Corporation upon the written request of the holders of record of not less than 25% of the voting power of all outstanding shares of Common Stock of the Corporation, such voting power to be calculated and determined in the manner specified, and with any limitations as may be set forth, in the Corporation’s by-laws (the “Requisite Percent”). Each special meeting shall be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting.

The board of directors of the Corporation is authorized to adopt, amend or repeal by-laws of the Corporation. No adoption, amendment or repeal of a by-law by action of stockholders shall be effective unless approved by the affirmative vote of not less than a majority of shares present in person or represented by proxy at the meeting and entitled to vote on such matter, with all shares of Common Stock of the Corporation and other stock of the Corporation entitled to vote on such matter considered for this purpose as a single class; for purposes of this sentence votes cast “for” or “against” and “abstentions” with respect to such matter shall be counted as shares of stock of the Corporation entitled to vote on such matter, while “broker nonvotes” (or other shares of stock of the Corporation similarly not entitled to vote) shall not be counted as shares entitled to vote on such matter. Any vote of stockholders required by this Article SIXTH shall be in addition to any other vote of stockholders that may be required by law, this Restated Certificate of Incorporation, the by-laws of the Corporation, any agreement with a national securities exchange or otherwise.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the Corporation.

EIGHTH. The number of directors of the Corporation shall be fixed only by resolution of the board of directors of the Corporation from time to time. Each director who is serving as a director on the date of this Restated Certificate of Incorporation shall hold office until the next annual meeting of stockholders after such date and until his or her successor has been duly elected and qualified, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders. At each annual meeting of stockholders after the date of this Restated Certificate of Incorporation, directors elected at such annual meeting shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.

Vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause (other than vacancies and newly created directorships which the holders of any class or classes of stock or series thereof are expressly entitled by this Restated Certificate of Incorporation to fill) shall be filled by, and only by, a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Any director appointed to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Notwithstanding the foregoing, in the event that the holders of any class or series of Preferred Stock of the Corporation shall be entitled, voting separately as a class, to elect any directors of the Corporation, then the number of directors that may be elected by such holders voting separately as a class shall be in addition to the number fixed pursuant to a resolution of the board of directors of the Corporation. Except as otherwise provided in the terms of such class or series, (i) the terms of the directors elected by such holders voting separately as a class shall expire at the annual meeting of stockholders next succeeding their election and (ii) any director or directors elected by such holders voting separately as a class may be removed, with or without cause, by the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote separately as a class in an election of such directors.

NINTH. In taking any action, including action that may involve or relate to a change or potential change in the control of the Corporation, a director of the Corporation may consider, among other things, both the long-term and short-term interests of the Corporation and its stockholders and the effects that the Corporation’s actions may have in the short term or long term upon any one or more of the following matters:

(i) the prospects for potential growth, development, productivity and profitability of the Corporation;

(ii) the Corporation’s current employees;

(iii) the retired former partners of The Goldman Sachs Group, L.P. (“GS Group”) and the Corporation’s employees and other beneficiaries receiving or entitled to receive retirement, welfare or similar benefits from or pursuant to any plan sponsored, or agreement entered into, by the Corporation;

(iv) the Corporation’s customers and creditors;

(v) the ability of the Corporation to provide, as a going concern, goods, services, employment opportunities and employment benefits and otherwise to contribute to the communities in which it does business; and

(vi) such other additional factors as a director may consider appropriate in such circumstances.

Nothing in this Article NINTH shall create any duty owed by any director of the Corporation to any person or entity to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No such employee, retired former partner of GS Group, former employee, beneficiary, customer, creditor or community or member thereof shall have any rights against any director of the Corporation or the Corporation under this Article NINTH.

TENTH. From and after the consummation of the initial public offering of the shares of Common Stock of the Corporation, no action of stockholders of the Corporation required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting of stockholders, without prior notice and without a vote, and the power of stockholders of the Corporation to consent in writing to the taking of any action without a meeting is specifically denied. Notwithstanding this Article TENTH, the holders of any series of Preferred Stock of the Corporation shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such series.

ELEVENTH. [Reserved]

TWELFTH. A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director of the Corporation, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended.

Pursuant to the Plan of Incorporation of GS Group, dated as of March 8, 1999, as currently in effect or as the same may hereafter be amended (the “Plan”), the Corporation has the right, but not the obligation, to make special arrangements with any person who was a partner of GS Group participating in the Plan to ameliorate, in whole or in part, certain significantly disproportionate tax or other burdens. The board of directors of the Corporation is authorized to cause the Corporation to make such arrangements (which may include special payments) as the board of directors of the Corporation may, in its sole discretion, deem appropriate to effectuate the intent of the relevant provision of the Plan and the Corporation and each stockholder of the Corporation shall, to the fullest extent permitted by law, be deemed to have approved and ratified any such determination and to have waived any claim or objection on behalf of the Corporation or any such stockholder arising out of the making of such arrangements.

Pursuant to the Plan, the Corporation has the right, but not the obligation, to register with the Securities and Exchange Commission the resale of certain securities of the Corporation by directors, employees and former directors and employees of the Corporation and its subsidiaries and affiliates and former partners and employees of GS Group and its subsidiaries and affiliates and to undertake various actions and to enter into agreements and arrangements in connection therewith (collectively, the “Registration Arrangements”). The board of directors of the Corporation is authorized to cause the Corporation to undertake such Registration Arrangements as the board of directors of the Corporation may, in its sole discretion, deem appropriate and the Corporation and each stockholder of the Corporation shall, to the fullest extent permitted by law, be deemed to have approved and ratified any such determination and to have waived any claim or objection on behalf of the Corporation or any such stockholder arising out of the undertaking of such Registration Arrangements.

The Corporation and each stockholder of the Corporation shall, to the fullest extent permitted by law, be deemed to have approved and ratified any decision by the board of directors of the Corporation to make the Contribution referred to in Article THIRD, including the amount thereof (up to the limit specified in Article THIRD) and to have waived any claim or objection on behalf of the Corporation or any such stockholder arising out of any such decision to make, or the making of, the Contribution.

The authorizations, approvals and ratifications contained in the second, third and fourth paragraphs of this Article TWELFTH shall not be construed to indicate that any other arrangements or contributions not specifically referred to in such paragraphs are, by reason of such omission, not within the power and authority of the board of directors of the Corporation or that the determination of the board of directors of the Corporation with respect thereto should be judged by any legal standard other than that which would have applied but for the inclusion of the second, third and fourth paragraphs of this Article TWELFTH.

No amendment, modification or repeal of this Article TWELFTH shall adversely affect any right or protection of a director of the Corporation that exists at the time of such amendment, modification or repeal.

IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed and attested by its duly authorized officer on this 29th day of October, 2019.

By:	/s/ Karen P. Seymour
	Name:	Karen P. Seymour
	Title:	Executive Vice President and General Counsel

Appendix A

CERTIFICATE OF DESIGNATIONS

OF

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES A

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated April 6, 2005, the provisions of the amended and restated certificate of incorporation and bylaws of the Corporation and applicable law, by unanimous written consent dated April 18, 2005, adopted the following resolution creating a series of 50,000 shares of Preferred Stock of the Corporation designated as “Floating Rate Non-Cumulative Preferred Stock, Series A”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated April 6, 2005, the provisions of the amended and restated certificate of incorporation and bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Floating Rate Non-Cumulative Preferred Stock, Series A” (“Series A”). Each share of Series A shall be identical in all respects to every other share of Series A, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series A shall be 50,000. Shares of Series A that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series A.

Section 3. Definitions. As used herein with respect to Series A:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series A is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series A, as it may be amended from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series A) that ranks junior to Series A either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(j) “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in Section 4 below or any replacement page or pages on that service.

(k) “Parity Stock” means any class or series of stock of the Corporation (other than Series A) that ranks equally with Series A both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series A.

(m) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(n) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 8(b) below) or any other matter as to which the holders of Series A are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series A) that rank equally with Series A either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series A shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series A. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on February 10, May 10, August 10 and November 10 (“Dividend Payment Dates”), commencing on August 10, 2005; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series A on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series A shall not be cumulative; holders of Series A shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on Series A on any Dividend Payment Date will be payable to holders of record of Series A as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series A, provided that, for any share of Series A issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series A in respect of any Dividend Period shall be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series A, for each Dividend Period, shall be a rate per annum equal to the greater of (1) 0.75% above LIBOR (as defined below) for such Dividend Period and (2) 3.75%. LIBOR, with respect to any Dividend Period, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on Moneyline Telerate Page 3750, LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If fewer than three banks selected by the Calculation Agent are quoting as described in the preceding paragraph, LIBOR for such Dividend Period shall be LIBOR in effect for the prior Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series A shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series A remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series A have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series A and any shares of Parity Stock, all dividends declared on the Series A and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series A and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series A shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series A as to such distribution, in full an amount equal to $25,000 per share (the “Series A Liquidation Amount”), together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A and all holders of any stock of the Corporation ranking equally with the Series A as to such distribution, the amounts paid to the holders of Series A and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series A and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series A may not be redeemed by the Corporation prior to April 25, 2010. On or after April 25, 2010, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series A at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together (except as otherwise provided herein below) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date). The redemption price for any shares of Series A shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series A will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A will have no right to require redemption of any shares of Series A.

(c) Notice of Redemption. Notice of every redemption of shares of Series A shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series A designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A. Notwithstanding the foregoing, if the Series A or any depositary shares representing interests in the Series A are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series A to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series A at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series A shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

  (i) after the date of the issuance of the Series A, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

  (ii) the Corporation affirmatively elects to qualify the Series A for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series A in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series A shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series A, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation will not cause any such conversion unless the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series A, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Corporation (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series A of any election to qualify the Series A for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series A into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series A pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series A shares shall have no right to exchange or convert such shares into any other securities.

Section 8. Voting Rights.

(a) General. The holders of Series A shall not have any voting rights except as set forth below or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series A shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series A, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors.

In the event that the holders of the Series A, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock

Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series A or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series A or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series A for at least four Dividend Periods (whether or not consecutive) after a Nonpayment Event, then the right of the holders of Series A to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series A and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series A and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series A and all Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series A are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series A and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series A with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series A. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series A, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series A, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series A remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series A or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series A with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the special rights, preferences, privileges or voting powers of the Series A. In addition, any conversion of the Series A pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series A.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect the Series A and one or more but not all other series of Preferred Stock, then only the Series A and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series A, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series A, the Corporation may amend, alter, supplement or repeal any terms of the Series A:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series A that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series A shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series A shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series A is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series A and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series A are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series A may deem and treat the record holder of any share of Series A as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series A shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 11. No Preemptive Rights. No share of Series A shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Series A shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix B

CERTIFICATE OF DESIGNATIONS

OF

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES C

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated September 16, 2005, the provisions of the amended and restated certificate of incorporation and bylaws of the Corporation and applicable law, by unanimous written consent dated October 25, 2005, adopted the following resolution creating a series of 25,000 shares of Preferred Stock of the Corporation designated as “Floating Rate Non-Cumulative Preferred Stock, Series C”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated September 16, 2005, the provisions of the amended and restated certificate of incorporation and bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Floating Rate Non-Cumulative Preferred Stock, Series C” (“Series C”). Each share of Series C shall be identical in all respects to every other share of Series C, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series C shall be 25,000. Shares of Series C that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series C.

Section 3. Definitions. As used herein with respect to Series C:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series C is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series C, as it may be amended from time to time.

(f) “Certification of Incorporation” shall mean the amended and restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series C) that ranks junior to Series C either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(j) “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in Section 4 below or any replacement page or pages on that service.

(k) “Parity Stock” means any class or series of stock of the Corporation (other than Series C) that ranks equally with Series C both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series C.

(m) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(n) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 8(b) below) or any other matter as to which the holders of Series C are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series C) that rank equally with Series C either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series C shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series C. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on February 10, May 10, August 10 and November 10 (“Dividend Payment Dates”), commencing on February 10, 2006; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series C on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series C shall not be cumulative; holders of Series C shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on Series C on any Dividend Payment Date will be payable to holders of record of Series C as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series C, provided that, for any share of Series C issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series C in respect of any Dividend Period shall be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series C, for each Dividend Period, shall be a rate per annum equal to the greater of (1) 0.75% above LIBOR (as defined below) for such Dividend Period and (2) 4.00%. LIBOR, with respect to any Dividend Period, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Moneyline Telerate Page 3750 as of 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on Moneyline Telerate Page 3750, LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If fewer than three banks selected by the Calculation Agent are quoting as described in the preceding paragraph, LIBOR for such Dividend Period shall be LIBOR in effect for the prior Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series C shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series C as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series C remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series C have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series C and any shares of Parity Stock, all dividends declared on the Series C and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series C and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series C shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series C shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series C as to such distribution, in full an amount equal to $25,000 per share (the “Series C Liquidation Amount”), together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series C and all holders of any stock of the Corporation ranking equally with the Series C as to such distribution, the amounts paid to the holders of Series C and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series C and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series C and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series C, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series C may not be redeemed by the Corporation prior to October 31, 2010. On or after October 31, 2010, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series C at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together (except as otherwise provided herein below) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date). The redemption price for any shares of Series C shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series C will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series C will have no right to require redemption of any shares of Series C.

(c) Notice of Redemption. Notice of every redemption of shares of Series C shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series C designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series C. Notwithstanding the foregoing, if the Series C or any depositary shares representing interests in the Series C are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series C at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series C to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series C at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series C shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

(i) after the date of the issuance of the Series C, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

(ii) the Corporation affirmatively elects to qualify the Series C for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series C in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series C shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series C, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation will not cause any such conversion unless the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series C, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Corporation (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series C of any election to qualify the Series C for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series C into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series C pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series C shares shall have no right to exchange or convert such shares into any other securities.

Section 8. Voting Rights.

(a) General. The holders of Series C shall not have any voting rights except as set forth below or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series C shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series C, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series C, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series C or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series C or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series C for at least four Dividend Periods (whether or not consecutive) after a Nonpayment Event, then the right of the holders of Series C to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series C and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series C and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series C and all Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series C are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series C and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series C with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series C. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series C, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series C, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series C remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series C or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series C with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series C. In addition, any conversion of the Series C pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series C.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect the Series C and one or more but not all other series of Preferred Stock, then only the Series C and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series C, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series C, the Corporation may amend, alter, supplement or repeal any terms of the Series C:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series C that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series C shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series C shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series C (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series C is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series C and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series C are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series C may deem and treat the record holder of any share of Series C as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series C shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this

Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 11. No Preemptive Rights. No share of Series C shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Series C shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix C

CERTIFICATE OF DESIGNATIONS

OF

FLOATING RATE NON-CUMULATIVE PREFERRED STOCK, SERIES D

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated September 16, 2005, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, by unanimous written consent dated May 16, 2005, adopted the following resolution creating a series of 60,000 shares of Preferred Stock of the Corporation designated as “Floating Rate Non-Cumulative Preferred Stock, Series D”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated September 16, 2005, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Floating Rate Non-Cumulative Preferred Stock, Series D” (“Series D”). Each share of Series D shall be identical in all respects to every other share of Series D, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series D shall be 60,000. Shares of Series D that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series D.

Section 3. Definitions. As used herein with respect to Series D:

(a) “Board of Directors” means the board of directors of the Corporation.

(b) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series D is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series D, as it may be amended from time to time.

(f) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series D) that ranks junior to Series D either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(j) “Moneyline Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in Section 4 below or any replacement page or pages on that service.

(k) “Parity Stock” means any class or series of stock of the Corporation (other than Series D) that ranks equally with Series D both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series D.

(m) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(n) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 8(b) below) or any other matter as to which the holders of Series D are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series D) that rank equally with Series D either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series D shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series D. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on February 10, May 10, August 10 and November 10 (“Dividend Payment Dates”), commencing on August 10, 2006; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series D on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day, unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series D shall not be cumulative; holders of Series D shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on Series D on any Dividend Payment Date will be payable to holders of record of Series D as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series D, provided that, for any share of Series D issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series D in respect of any Dividend Period shall be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series D, for each Dividend Period, shall be a rate per annum equal to the greater of (1) 0.67% above LIBOR (as defined below) for such Dividend Period and (2) 4.00%. LIBOR, with respect to any Dividend Period, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Moneyline Telerate Page 3750 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on Moneyline Telerate Page 3750 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If fewer than three banks selected by the Calculation Agent are quoting as described in the preceding paragraph, LIBOR for such Dividend Period shall be LIBOR in effect for the prior Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series D shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series D as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series D remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series D have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series D and any shares of Parity Stock, all dividends declared on the Series D and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series D and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series D shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series D shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series D as to such distribution, in full an amount equal to $25,000 per share (the “Series D Liquidation Amount”), together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series D and all holders of any stock of the Corporation ranking equally with the Series D as to such distribution, the amounts paid to the holders of Series D and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series D and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series D and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series D, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series D receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series D may not be redeemed by the Corporation prior to May 24, 2011. On or after May 24, 2011, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series D at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $25,000 per share, together (except as otherwise provided hereinbelow) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date). The redemption price for any shares of Series D shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series D will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series D will have no right to require redemption of any shares of Series D.

(c) Notice of Redemption. Notice of every redemption of shares of Series D shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series D designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series D. Notwithstanding the foregoing, if the Series D or any depositary shares representing interests in the Series D are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series D at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series D to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series D at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series D shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

  (i) after the date of the issuance of the Series D, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

  (ii) the Corporation affirmatively elects to qualify the Series D for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series D in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series D shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series D, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation will not cause any such conversion unless the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series D, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Corporation (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series D of any election to qualify the Series D for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series D into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series D pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series D shares shall have no right to exchange or convert such shares into any other securities.

Section 8. Voting Rights.

(a) General. The holders of Series D shall not have any voting rights except as set forth below or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series D shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series D, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series D, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series D or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series D or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series D for at least four Dividend Periods (whether or not consecutive) after a Nonpayment Event, then the right of the holders of Series D to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series D and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series D and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series D and all Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series D are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series D and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series D with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series D. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series D, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series D, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series D remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series D or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series D with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series D. In addition, any conversion of the Series D pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series D.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect the Series D and one or more but not all other series of Preferred Stock, then only the Series D and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series D, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series D, the Corporation may amend, alter, supplement or repeal any terms of the Series D:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series D that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series D shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series D shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series D (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series D is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series D and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series D are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series D may deem and treat the record holder of any share of Series D as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series D shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this

Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 11. No Preemptive Rights. No share of Series D shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Series D shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix D

CERTIFICATE OF DESIGNATIONS

OF

PERPETUAL NON-CUMULATIVE PREFERRED STOCK, SERIES E

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated September 16, 2005 and September 29, 2006, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, by unanimous written consent dated May 14, 2007, adopted the following resolution creating a series of 17,500.1 shares of Preferred Stock of the Corporation designated as “Perpetual Non-Cumulative Preferred Stock, Series E”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated September 16, 2005 and September 29, 2006, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Perpetual Non-Cumulative Preferred Stock, Series E” (“Series E”). Each share of Series E shall be identical in all respects to every other share of Series E.

Section 2. Number of Shares. The authorized number of shares of Series E shall be 17,500.1. Shares of Series E that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series E.

Section 3. Definitions. As used herein with respect to Series E:

(a) “Board of Directors” means the board of directors of the Corporation.

  (b) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

  (d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series E is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (e) “Certificate of Designations” means this Certificate of Designations relating to the Series E, as it may be amended from time to time.

  (f) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series E) that ranks junior to Series E either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (i) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

  (j) “Parity Stock” means any class or series of stock of the Corporation (other than Series E) that ranks equally with Series E both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (k) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series E.

  (l) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(m) “Reuters Screen LIBOR01” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

(n) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 8(b) below) or any other matter as to which the holders of Series E are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series E) that rank equally with Series E either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series E shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $100,000 per share of Series E. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), (a) if the shares of Series E are issued prior to June 1, 2012 (or if such date is not a Business Day, the next Business Day), on June 1 and December 1 of each year until June 1, 2012, and (b) thereafter, on March 1, June 1, September 1 and December 1 of each year (each a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series E on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. If a Dividend Payment Date prior to June 1, 2012 is not a Business Day, the applicable dividend shall be paid on the first Business Day following that day without adjustment. Dividends on Series E shall not be cumulative; holders of Series E shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on Series E on any Dividend Payment Date will be payable to holders of record of Series E as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series E) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series E in respect of a Dividend Period shall be computed by the Calculation Agent (i) if shares of Series E are issued prior to June 1, 2012, on the basis of a 360-day year consisting of twelve-30 day months until the Dividend Payment Date in June 2012 and (ii) thereafter, on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series E, for each Dividend Period, shall be (a) if the shares of Series E are issued prior to June 1, 2012, a rate per annum equal to 5.793% until the Dividend Payment date in June 2012, and (b) thereafter, a rate per annum that will reset quarterly and shall be equal to the greater of (i) three-month LIBOR for such Dividend Period plus 0.7675% and (ii) 4.000%. Three-month LIBOR, with respect to any Dividend Period, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters Screen LIBOR01 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on Reuters Screen LIBOR01(or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If fewer than three banks selected by the Calculation Agent are quoting as described in the preceding paragraph, LIBOR for such Dividend Period shall be LIBOR in effect for the prior Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series E shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series E as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series E remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series E have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series E and any shares of Parity Stock, all dividends declared on the Series E and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series E and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series E shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series E shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series E as to such distribution, in full an amount equal to $100,000 per share (the “Series E Liquidation Amount”), together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series E and all holders of any stock of the Corporation ranking equally with the Series E as to such distribution, the amounts paid to the holders of Series E and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series E and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series E and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series E, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series E receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series E may not be redeemed by the Corporation prior to the later of June 1, 2012 and the date of original issue of Series E. On or after that date, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series E at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $100,000 per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date). The redemption price for any shares of Series E shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series E will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series E will have no right to require redemption of any shares of Series E.

(c) Notice of Redemption. Notice of every redemption of shares of Series E shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series E designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series E. Notwithstanding the foregoing, if the Series E or any depositary shares representing interests in the Series E are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series E at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series E to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series E at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series E shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

  (i) after the date of the issuance of the Series E, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

  (ii) the Corporation affirmatively elects to qualify the Series E for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series E in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series E shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series E, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation will not cause any such conversion unless the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series E, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Corporation (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series E of any election to qualify the Series E for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series E into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series E pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series E shares shall have no right to exchange or convert such shares into any other securities.

Section 8. Voting Rights.

(a) General. The holders of Series E shall not have any voting rights except as set forth below or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series E shall not have been declared and paid for Dividend Periods, whether or not consecutive, equivalent to at least eighteen months (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series E, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series E, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series E or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series E or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series E for Dividend Periods, whether or not consecutive, equivalent to at least one year after a Nonpayment Event, then the right of the holders of Series E to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series E and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series E and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series E and all Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series E are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series E and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series E with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series E. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series E, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series E, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series E remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series E or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series E with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series E. In addition, any conversion of the Series E pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series E.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect the Series E and one or more but not all other series of Preferred Stock, then only the Series E and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series E, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series E, the Corporation may amend, alter, supplement or repeal any terms of the Series E:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series E that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series E shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series E shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series E (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series E is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series E and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series E are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series E may deem and treat the record holder of any share of Series E as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series E shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 11. No Preemptive Rights. No share of Series E shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Series E shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix E

CERTIFICATE OF DESIGNATIONS

OF

PERPETUAL NON-CUMULATIVE PREFERRED STOCK, SERIES F

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated September 16, 2005 and September 29, 2006, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, by unanimous written consent dated May 14, 2007, adopted the following resolution creating a series of 5,000.1 shares of Preferred Stock of the Corporation designated as “Perpetual Non-Cumulative Preferred Stock, Series F”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated September 16, 2005 and September 29, 2006, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “Perpetual Non-Cumulative Preferred Stock, Series F” (“Series F”). Each share of Series F shall be identical in all respects to every other share of Series F.

Section 2. Number of Shares. The authorized number of shares of Series F shall be 5,000.1. Shares of Series F that are redeemed, purchased or otherwise acquired by the Corporation, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Series F.

Section 3. Definitions. As used herein with respect to Series F:

  (a) “Board of Directors” means the board of directors of the Corporation.

(b) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

(c) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

(d) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series F is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

(e) “Certificate of Designations” means this Certificate of Designations relating to the Series F, as it may be amended from time to time.

(f) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

(h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series F) that ranks junior to Series F either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(i) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(j) “Parity Stock” means any class or series of stock of the Corporation (other than Series F) that ranks equally with Series F both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(k) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series F.

(l) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(m) “Reuters Screen LIBOR01” means the display designated on the Reuters 3000 Xtra (or such other page as may replace that page on that service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

(n) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 8(b) below) or any other matter as to which the holders of Series F are entitled to vote as specified in Section 8 of this Certificate of Designations, any and all series of Preferred Stock (other than Series F) that rank equally with Series F either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series F shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $100,000 per share of Series F. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on March 1, June 1, September 1 and December 1 of each year (each a “Dividend Payment Date”); provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series F on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day. If a Dividend Payment Date is not a Business Day, the applicable dividend shall be paid on the first Business Day following that day. Dividends on Series F shall not be cumulative; holders of Series F shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends that are payable on Series F on any Dividend Payment Date will be payable to holders of record of Series F as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series F) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series F in respect of any Dividend Period shall be computed by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series F, for each Dividend Period, shall be (a) if the shares of Series F are issued prior to September 1, 2012, a rate per annum equal to three-month LIBOR plus 0.77% until the Dividend Payment date in September 2012, and (b) thereafter, a rate per annum that will reset quarterly and shall be equal to the greater of (i) three-month LIBOR for such Dividend Period plus 0.77 % and (ii) 4.000%. Three-month LIBOR, with respect to any Dividend Period, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters Screen LIBOR01 (or any successor or replacement page) as of 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on Reuters Screen LIBOR01(or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M. New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If fewer than three banks selected by the Calculation Agent are quoting as described in the preceding paragraph, LIBOR for such Dividend Period shall be LIBOR in effect for the prior Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices and will be available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series F shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series F as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series F remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series F have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series F and any shares of Parity Stock, all dividends declared on the Series F and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series F and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series F shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series F shall be entitled to receive, out of the assets of the

Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series F as to such distribution, in full an amount equal to $100,000 per share (the “Series F Liquidation Amount”), together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series F and all holders of any stock of the Corporation ranking equally with the Series F as to such distribution, the amounts paid to the holders of Series F and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series F and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series F and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series F, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series F receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series F may not be redeemed by the Corporation prior to the later of September 1, 2012 and the date of original issue of Series F. On or after that date, the Corporation, at its option, may redeem, in whole at any time or in part from time to time, the shares of Series F at the time outstanding, upon notice given as provided in Section 6(c) below, at a redemption price equal to $100,000 per share, together (except as otherwise provided herein) with an amount equal to any dividends that have been declared but not paid prior to the redemption date (but with no amount in respect of any dividends that have not been declared prior to such date). The redemption price for any shares of Series F shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.

(b) No Sinking Fund. The Series F will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series F will have no right to require redemption of any shares of Series F.

(c) Notice of Redemption. Notice of every redemption of shares of Series F shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series F designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series F. Notwithstanding the foregoing, if the Series F or any depositary shares representing interests in the Series F are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series F at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series F to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series F at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series F shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Conversion Upon Regulatory Changes. If both (i) and (ii) below occur:

  (i) after the date of the issuance of the Series F, the Corporation (by election or otherwise) becomes subject to any law, rule, regulation or guidance (together, “Regulations”) relating to its capital adequacy, which Regulation (x) modifies the existing requirements for treatment as Allowable Capital (as defined under the Securities and Exchange Commission rules relating to consolidated supervised entities as in effect from time to time), (y) provides for a type or level of capital characterized as “Tier 1” or its equivalent pursuant to Regulations of any governmental agency, authority or other body having regulatory jurisdiction over the Corporation (or any of its subsidiaries or consolidated affiliates) and implementing the capital standards published by the Basel Committee on Banking Supervision, the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System or any other United States national governmental agency, authority or other body, or any other applicable regime based on capital standards published by the Basel Committee on Banking Supervision or its successor, or (z) provides for a type or level of capital that in the judgment of the Corporation (after consultation with legal counsel of recognized standing) is substantially equivalent to such “Tier 1” capital (such capital described in either (y) or (z) above is referred to below as “Tier 1 Capital Equivalent”), and

  (ii) the Corporation affirmatively elects to qualify the Series F for treatment as Allowable Capital or Tier 1 Capital Equivalent without any sublimit or other quantitative restriction on the inclusion of the Series F in Allowable Capital or Tier 1 Capital Equivalent (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) under such Regulations, then, upon such affirmative election, the Series F shall be convertible at the Corporation’s option into a new series of Preferred Stock having terms and provisions substantially identical to those of the Series F, except that such new series may have such additional or modified rights, preferences, privileges and voting powers, and limitations and restrictions thereof, as are necessary in the judgment of the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) (after consultation with legal counsel of recognized standing) to comply with the Required Unrestricted Capital Provisions (as defined below), provided that the Corporation will not cause any such conversion unless the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) determines that the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of such new series of Preferred Stock, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and the qualifications, limitations and restrictions thereof, of the Series F, taken as a whole.

As used above, the term “Required Unrestricted Capital Provisions” means such terms and provisions as are, in the judgment of the Corporation (after consultation with counsel of recognized standing), required for preferred stock to be treated as Allowable Capital or Tier 1 Capital Equivalent, as applicable, without any sublimit or other quantitative restriction on the inclusion of such preferred stock in Allowable Capital or Tier 1 Capital Equivalent, as applicable (other than any limitation the Corporation elects to accept and any limitation requiring that common equity or a specified form of common equity constitute the dominant form of Allowable Capital or Tier 1 Capital Equivalent) pursuant to the applicable Regulations.

The Corporation shall provide notice to the holders of Series F of any election to qualify the Series F for Allowable Capital or Tier 1 Capital Equivalent treatment and of any determination to convert the Series F into a new series of Preferred Stock pursuant to the terms of this Section 7, promptly upon the effectiveness of any such election or determination. A copy of such notice and of the relevant Regulations shall be maintained on file at the principal offices of the Corporation and, upon request, will be made available to any stockholder of the Corporation. Any conversion of the Series F pursuant to this Section 7 shall be effected pursuant to such procedures as the Corporation may determine and publicly disclose.

Except as specified in this Section 7, holders of Series F shares shall have no right to exchange or convert such shares into any other securities.

Section 8. Voting Rights.

(a) General. The holders of Series F shall not have any voting rights except as set forth below or as otherwise from to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series F shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series F, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that it shall be a qualification for election for any such Preferred Stock Director that the election of such director shall not cause the Corporation to violate the corporate governance requirement of the New York Stock Exchange (or any other securities exchange or other trading facility on which securities of the Corporation may then be listed or traded) that listed or traded companies must have a majority of independent directors and provided further that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series F, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series F or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series F or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 10 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series F for at least four Dividend Periods (whether or not consecutive) after a Nonpayment Event, then the right of the holders of Series F to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series F and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series F and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series F and all Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series F are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series F and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series F with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series F. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series F, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series F, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series F remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 8(c), any increase in the amount of the authorized or issued Series F or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series F with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series F. In addition, any conversion of the Series F pursuant to Section 7 above shall not be deemed to adversely affect the rights, preferences, privileges and voting powers of the Series F.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 8(c) would adversely affect the Series F and one or more but not all other series of Preferred Stock, then only the Series F and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series F, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series F, the Corporation may amend, alter, supplement or repeal any terms of the Series F:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series F that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series F shall be required pursuant to Section 8(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series F shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series F (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series F is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series F and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series F are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 9. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series F may deem and treat the record holder of any share of Series F as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 10. Notices. All notices or communications in respect of Series F shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 11. No Preemptive Rights. No share of Series F shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 12. Other Rights. The shares of Series F shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix F

CERTIFICATE OF DESIGNATIONS

OF

5.50% FIXED-TO-FLOATING RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES J

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, at a meeting duly called and held on April 22, 2013, adopted the following resolution creating a series of 46,000 shares of Preferred Stock of the Corporation designated as “5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.50% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series J” (“Series J”). Each share of Series J shall be identical in all respects to every other share of Series J, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series J shall be 46,000. Shares of Series J that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series J.

Section 3. Definitions. As used herein with respect to Series J:

  (a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (b) “Board of Directors” means the board of directors of the Corporation.

  (c) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

  (e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series J is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (f) “Certificate of Designations” means this Certificate of Designations relating to the Series J, as it may be amended from time to time.

  (g) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (h) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (i) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series J) that ranks junior to Series J either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (j) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

  (k) “Parity Stock” means any class or series of stock of the Corporation (other than Series J) that ranks equally with Series J both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series J.

  (m) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of the Series J (ii) any proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series J, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of any share of Series J, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series J then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series J is outstanding.

  (n) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

  (o) “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

  (p) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series J are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series J) that rank equally with Series J either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series J shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series J. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on February 10, May 10, August 10 and November 10 (“Dividend Payment Dates”), commencing on August 10, 2013; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series J on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day unless, after May 10, 2023, such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such Dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series J shall not be cumulative; holders of Series J shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series J shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series J on any Dividend Payment Date will be payable to holders of record of Series J as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series J, provided that, for any share of Series J issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series J in respect of any Dividend Period beginning prior to May 10, 2023 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable on the Series J in respect of any Dividend Period beginning on or after May 10, 2023 shall be calculated by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series J, for each Dividend Period beginning prior to May 10, 2023, shall be a rate per annum equal to 5.50%, and the dividend rate on the Series J, for each Dividend Period beginning on or after May 10, 2023, shall be a rate per annum equal to LIBOR (as defined below) for such Dividend Period plus 3.64%. LIBOR, with respect to any Dividend Period beginning on or after May 10, 2023, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on the Reuters screen LIBOR01 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Dividend Period in its sole discretion.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series J shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series J as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series J remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series J have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series J and any shares of Parity Stock, all dividends declared on the Series J and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series J and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series J shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series J shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series J as to such distribution, in full an amount equal to $25,000 per share (the “Series J Liquidation Amount”), together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series J and all holders of any stock of the Corporation ranking equally with the Series J as to such distribution, the amounts paid to the holders of Series J and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series J and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series J and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series J, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series J receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series J is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series J at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after May 10, 2023, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price equal to $25,000 per share, together (except as otherwise provided hereinbelow) with an amount equal to any dividends that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series J shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend

Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series J without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series J will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series J will have no right to require redemption of any shares of Series J.

(c) Notice of Redemption. Notice of every redemption of shares of Series J shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series J designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series J. Notwithstanding the foregoing, if the Series J or any depositary shares representing interests in the Series J are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series J at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series J to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series J at the time outstanding, the shares to be redeemed shall be selected either pro rata or in such other manner as the Corporation may determine to be fair and equitable. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series J shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series J shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series J shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series J, together with the holders of any outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series J, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series J or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series J or Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series J for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series J to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series J and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of the Series J and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of the Series J and all Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series J are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series J and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series J with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series J. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series J, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series J, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series J remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series J immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series J or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series J with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series J.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series J and one or more but not all other series of Preferred Stock, then only the Series J and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series J, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series J, the Corporation may amend, alter, supplement or repeal any terms of the Series J:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series J that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series J shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series J shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series J (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, applicable law and any national securities exchange or other trading facility on which the Series J is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series J and any Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series J are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series J may deem and treat the record holder of any share of Series J as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series J shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series J shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series J shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix G

CERTIFICATE OF DESIGNATIONS

OF

6.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES K

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, at a meeting duly called and held on April 24, 2014, adopted the following resolution creating a series of 32,200 shares of Preferred Stock of the Corporation designated as “6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K” (“Series K”). Each share of Series K shall be identical in all respects to every other share of Series K, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series K shall be 32,200. Shares of Series K that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series K.

Section 3. Definitions. As used herein with respect to Series K:

  (a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (b) “Board of Directors” means the board of directors of the Corporation.

  (c) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

  (e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series K is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (f) “Certificate of Designations” means this Certificate of Designations relating to the Series K, as it may be amended from time to time.

  (g) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (h) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (i) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series K) that ranks junior to Series K either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (j) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

  (k) “Parity Stock” means any class or series of stock of the Corporation (other than Series K) that ranks equally with Series K both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series K.

  (m) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series K, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series K, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series K, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series K then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series K is outstanding.

  (n) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

  (o) “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

  (p) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series K are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series K) that rank equally with Series K either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series K shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series K at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series K. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on February 10, May 10, August 10 and November 10 (“Dividend Payment Dates”), commencing on August 10, 2014; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series K on such Dividend Payment Date shall instead be payable on) the immediately succeeding Business Day unless, after May 10, 2024, such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such Dividend shall instead be payable on) the immediately preceding Business Day. Dividends on Series K shall not be cumulative; holders of Series K shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series K shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series K on any Dividend Payment Date will be payable to holders of record of Series K as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series K, provided that, for any share of Series K issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series K in respect of any Dividend Period beginning prior to May 10, 2024 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable on the Series K in respect of any Dividend Period beginning on or after May 10, 2024 shall be calculated by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series K, for each Dividend Period beginning prior to May 10, 2024, shall be a rate per annum equal to 6.375%, and the dividend rate on the Series K, for each Dividend Period beginning on or after May 10, 2024, shall be a rate per annum equal to LIBOR (as defined below) for such Dividend Period plus 3.55%. LIBOR, with respect to any Dividend Period beginning on or after May 10, 2024, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on the Reuters screen LIBOR01 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Dividend Period in its sole discretion.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series K shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series K as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series K remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series K have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series K and any shares of Parity Stock, all dividends declared on the Series K and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series K and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series K shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series K shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series K as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series K and all holders of any stock of the Corporation ranking equally with the Series K as to such distribution, the amounts paid to the holders of Series K and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series K and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series K and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series K, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series K receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series K is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series K at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after May 10, 2024 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided hereinbelow) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series K shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a

Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series K without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series K will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series K will have no right to require redemption of any shares of Series K.

(c) Notice of Redemption. Notice of every redemption of shares of Series K shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series K designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series K. Notwithstanding the foregoing, if the Series K or any depositary shares representing interests in the Series K are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series K at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series K to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series K at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series K shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series K shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series K shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series K, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series K, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series K or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series K or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series K for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series K to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series K and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series K and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series K and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series K are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series K and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series K with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series K. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series K, taken as a whole; or

(iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series K, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series K remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series K immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series K or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series K with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series K.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series K and one or more but not all other series of Preferred Stock, then only the Series K and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series K, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series K, the Corporation may amend, alter, supplement or repeal any terms of the Series K:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series K that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series K shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series K shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series K (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series K is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series K and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series K are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series K may deem and treat the record holder of any share of Series K as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series K shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series K shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series K shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix H

CERTIFICATE OF DESIGNATIONS

OF

5.70% FIXED-TO-FLOATING RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES L

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, at a meeting duly called and held on April 24, 2014, adopted the following resolution creating a series of 52,000 shares of Preferred Stock of the Corporation designated as “5.70% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.70% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series L” (“Series L”). Each share of Series L shall be identical in all respects to every other share of Series L, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series L shall be 52,000. Shares of Series L that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series L.

Section 3. Definitions. As used herein with respect to Series L:

  (a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (b) “Board of Directors” means the board of directors of the Corporation.

  (c) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (d) “Business Day” means (i) from the original issue date to and including May 10, 2019 (or, if such day is not a Monday, Tuesday, Wednesday, Thursday or Friday or is a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, the next day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close), a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, and (ii) thereafter, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close and is a London Business Day.

  (e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series L is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (f) “Certificate of Designations” means this Certificate of Designations relating to the Series L, as it may be amended from time to time.

  (g) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (h) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (i) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series L) that ranks junior to Series L either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(k) “Parity Stock” means any class or series of stock of the Corporation (other than Series L) that ranks equally with Series L both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series L.

(m) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series L, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series L, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series L, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series L then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series L is outstanding.

(n) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(o) “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

(p) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series L are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series L) that rank equally with Series L either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series L shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series L at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series L. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on the 10th day of May and November of each year, commencing on November 10, 2014 and ending on May 10, 2019, and on the 10th day of February, May, August and November of each year following May 10, 2019 (“Dividend Payment Dates”), commencing on November 10, 2014; provided that if any such Dividend Payment Date that would otherwise occur on or before May 10, 2019 is a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day without interest or other payment in respect of such delayed payment, and provided further, if any such Dividend Payment Date that would otherwise occur for any Dividend Period after the Dividend Period ending on but excluding May 10, 2019 is a day that is not a Business Day, such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately succeeding Business Day unless such succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately preceding Business Day. Dividends on Series L shall not be cumulative; holders of Series L shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series L shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series L on any Dividend Payment Date will be payable to holders of record of Series L as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series L, provided that, for any share of Series L issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series L in respect of any Dividend Period beginning prior to May 10, 2019 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable on the Series L in respect of any Dividend Period beginning on or after May 10, 2019 shall be calculated by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series L, for each Dividend Period beginning prior to May 10, 2019, shall be a rate per annum equal to 5.70%, and the dividend rate on the Series L, for each Dividend Period beginning on or after May 10, 2019, shall be a rate per annum equal to LIBOR (as defined below) for such Dividend Period plus 3.884%. LIBOR, with respect to any Dividend Period beginning on or after May 10, 2019, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on the Reuters screen LIBOR01 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by three major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Dividend Period in its sole discretion.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series L shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series L as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series L remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series L have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series L and any shares of Parity Stock, all dividends declared on the Series L and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series L and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series L shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series L shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series L as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series L and all holders of any stock of the Corporation ranking equally with the Series L as to such distribution, the amounts paid to the holders of Series L and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series L and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series L and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series L, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series L receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series L is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series L at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after May 10, 2019 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided hereinbelow) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series L shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series L without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series L will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series L will have no right to require redemption of any shares of Series L.

(c) Notice of Redemption. Notice of every redemption of shares of Series L shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series L designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series L. Notwithstanding the foregoing, if the Series L or any depositary shares representing interests in the Series L are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series L at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series L to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4)

the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series L at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series L shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series L shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series L shall not have been declared and paid for any Dividend Periods that, in aggregate, equal at least 18 months, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series L, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series L, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series L or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series L or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series L for consecutive Dividend Periods that, in aggregate, equal at least one year after a Nonpayment Event, then the right of the holders of Series L to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series L and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series L and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series L and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series L are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series L and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series L with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series L. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series L, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series L, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series L remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series L immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series L or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series L with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series L.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series L and one or more but not all other series of Preferred Stock, then only the Series L and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series L, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series L, the Corporation may amend, alter, supplement or repeal any terms of the Series L:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series L that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series L shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series L shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series L (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series L is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series L and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series L are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series L may deem and treat the record holder of any share of Series L as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series L shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series L shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series L shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix I

CERTIFICATE OF DESIGNATIONS

OF

5.375% FIXED-TO-FLOATING RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES M

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, at a meeting duly called and held on April 17, 2015, adopted the following resolution creating a series of 80,000 shares of Preferred Stock of the Corporation designated as “5.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.375% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series M” (“Series M”). Each share of Series M shall be identical in all respects to every other share of Series M, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series M shall be 80,000. Shares of Series M that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series M.

Section 3. Definitions. As used herein with respect to Series M:

  (a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (b) “Board of Directors” means the board of directors of the Corporation.

  (c) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (d) “Business Day” means (i) from the original issue date to and including May 10, 2020 (or, if such day is not a Monday, Tuesday, Wednesday, Thursday or Friday or is a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, the next day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close), a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, and (ii) thereafter, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close and is a London Business Day.

  (e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series M is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (f) “Certificate of Designations” means this Certificate of Designations relating to the Series M, as it may be amended from time to time.

  (g) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (h) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (i) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series M) that ranks junior to Series

M either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(k) “Parity Stock” means any class or series of stock of the Corporation (other than Series M) that ranks equally with Series M both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series M.

(m) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series M, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series M, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series M, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series M then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series M is outstanding.

(n) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(o) “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

(p) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series M are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series M) that rank equally with Series M either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series M shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series M at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series M. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on the 10th day of May and November of each year, commencing on November 10, 2015 and ending on May 10, 2020, and on the 10th day of February, May, August and November of each year following May 10, 2020 (“Dividend Payment Dates”); provided that if any such Dividend Payment Date that occurs on or before May 10, 2020 is a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day without interest or other payment in respect of such delayed payment, and provided further, if any such Dividend Payment Date that would otherwise occur for any Dividend Period after the Dividend Period ending on but excluding May 10, 2020 is a day that is not a Business Day, such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately succeeding Business Day unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately preceding Business Day. Dividends on Series M shall not be cumulative; holders of Series M shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series M shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series M on any Dividend Payment Date will be payable to holders of record of Series M as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series M, provided that, for any share of Series M issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series M in respect of any Dividend Period beginning prior to May 10, 2020 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable on the Series M in respect of any Dividend Period beginning on or after May 10, 2020 shall be calculated by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series M, for each Dividend Period beginning prior to May 10, 2020, shall be a rate per annum equal to 5.375%, and the dividend rate on the Series M, for each Dividend Period beginning on or after May 10, 2020, shall be a rate per annum equal to LIBOR (as defined below) for such Dividend Period plus 3.922%. LIBOR, with respect to any Dividend Period beginning on or after May 10, 2020, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on the Reuters screen LIBOR01 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Dividend Period in its sole discretion.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series M shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series M as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series M remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series M have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series M and any shares of Parity Stock, all dividends declared on the Series M and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of parity stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series M and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series M shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series M shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series M as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series M and all holders of any stock of the Corporation ranking equally with the Series M as to such distribution, the amounts paid to the holders of Series M and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series M and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series M and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series M, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series M receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series M is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series M at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after May 10, 2020 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided hereinbelow) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series M shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series M without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series M will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series M will have no right to require redemption of any shares of Series M.

(c) Notice of Redemption. Notice of every redemption of shares of Series M shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series M designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series M. Notwithstanding the foregoing, if the Series M or any depositary shares representing interests in the Series M are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series M at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series M to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4)

the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series M at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series M shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series M shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series M shall not have been declared and paid for any Dividend Periods that, in aggregate, equal at least 18 months, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series M, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series M, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series M or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series M or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series M for consecutive Dividend Periods that, in aggregate, equal at least one year after a Nonpayment Event, then the right of the holders of Series M to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series M and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series M and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series M and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series M are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series M and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series M with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series M. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series M, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series M, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series M remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series M immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series M or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series M with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series M.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series M and one or more but not all other series of Preferred Stock, then only the Series M and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series M, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series M, the Corporation may amend, alter, supplement or repeal any terms of the Series M:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series M that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series M shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series M shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series M (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series M is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series M and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series M are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series M may deem and treat the record holder of any share of Series M as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series M shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series M shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series M shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix J

CERTIFICATE OF DESIGNATIONS

OF

6.30% NON-CUMULATIVE PREFERRED STOCK, SERIES N

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, at a meeting duly called and held on February 18, 2016, adopted the following resolution creating a series of 31,050 shares of Preferred Stock of the Corporation designated as “6.30% Non-Cumulative Preferred Stock, Series N”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “6.30% Non-Cumulative Preferred Stock, Series N” (“Series N”). Each share of Series N shall be identical in all respects to every other share of Series N, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series N shall be 31,050. Shares of Series N that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series N.

Section 3. Definitions. As used herein with respect to Series N:

  (a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (b) “Board of Directors” means the board of directors of the Corporation.

  (c) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (d) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law, regulation or executive order to close.

  (e) “Certificate of Designations” means this Certificate of Designations relating to the Series N, as it may be amended from time to time.

  (f) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (h) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series N) that ranks junior to Series N either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (i) “Parity Stock” means any class or series of stock of the Corporation (other than Series N) that ranks equally with Series N both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (j) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series N.

  (k) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series N, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series N, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series N, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series N then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series N is outstanding.

(l) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series N are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series N) that rank equally with Series N either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series N shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends at the rate per annum equal to 6.30% applied to the liquidation preference amount of $25,000 per share of Series N. Such dividends shall be payable quarterly in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on February 10, May 10, August 10 and November 10 (“Dividend Payment Dates”), commencing on May 10, 2016; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day, without interest or other payment in respect of such delayed payment. Dividends on Series N shall not be cumulative; holders of Series N shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series N shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series N on any Dividend Payment Date will be payable to holders of record of Series N as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series N, provided that, for any share of Series N issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series N in respect of any Dividend Period shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

Holders of Series N shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series N as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series N remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series N have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series N and any shares of Parity Stock, all dividends declared on the Series N and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series N and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series N shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series N shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series N as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series N and all holders of any stock of the Corporation ranking equally with the Series N as to such distribution, the amounts paid to the holders of Series N and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series N and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series N and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series N, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series N receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series N is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series N at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after May 10, 2021 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series N shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series N without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series N will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series N will have no right to require redemption of any shares of Series N.

(c) Notice of Redemption. Notice of every redemption of shares of Series N shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series N designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series N.

Notwithstanding the foregoing, if the Series N or any depositary shares representing interests in the Series N are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series N at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series N to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series N at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series N shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series N shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series N shall not have been declared and paid for at least six Dividend Periods, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series N, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series N, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series N or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series N or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series N for four consecutive Dividend Periods after a Nonpayment Event, then the right of the holders of Series N to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series N and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series N and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series N and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series N are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series N and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series N with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series N. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series N, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series N, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series N remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series N immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series N or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series N with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series N.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series N and one or more but not all other series of Preferred Stock, then only the Series N and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series N, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series N, the Corporation may amend, alter, supplement or repeal any terms of the Series N:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series N that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series N shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series N shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series N (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series N is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series N and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series N are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series N may deem and treat the record holder of any share of Series N as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series N shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series N shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series N shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix K

CERTIFICATE OF DESIGNATIONS

OF

5.30% FIXED-TO-FLOATING RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES O

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, at a meeting duly called and held on July 25, 2016, adopted the following resolution creating a series of 26,000 shares of Preferred Stock of the Corporation designated as “5.30% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series O”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.30% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series O” (“Series O”). Each share of Series O shall be identical in all respects to every other share of Series O, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series O shall be 26,000. Shares of Series O that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series O.

Section 3. Definitions. As used herein with respect to Series O:

  (a) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (b) “Board of Directors” means the board of directors of the Corporation.

  (c) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (d) “Business Day” means (i) from the original issue date to and including November 10, 2026 (or, if such day is not a Monday, Tuesday, Wednesday, Thursday or Friday or is a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, the next day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close), a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, and (ii) thereafter, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close and is a London Business Day.

  (e) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series O is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (f) “Certificate of Designations” means this Certificate of Designations relating to the Series O, as it may be amended from time to time.

  (g) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (h) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (i) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series O) that ranks junior to Series O either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(j) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

(k) “Parity Stock” means any class or series of stock of the Corporation (other than Series O) that ranks equally with Series O both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(l) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series O.

(m) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series O, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series O, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series O, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series O then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series O is outstanding.

(n) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

(o) “Reuters screen” means the display on the Reuters 3000 Xtra service, or any successor or replacement service.

(p) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series O are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series O) that rank equally with Series O either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series O shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series O at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series O. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on the 10th day of May and November of each year, commencing on November 10, 2016 and ending on November 10, 2026, and on the 10th day of February, May, August and November of each year following November 10, 2026 (“Dividend Payment Dates”); provided that if any such Dividend Payment Date that occurs on or before November 10, 2026 is a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day without interest or other payment in respect of such delayed payment, and provided further, if any such Dividend Payment Date that would otherwise occur for any Dividend Period after the Dividend Period ending on but excluding November 10, 2026 is a day that is not a Business Day, such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately succeeding Business Day unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately preceding Business Day. Dividends on Series O shall not be cumulative; holders of Series O shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series O shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series O on any Dividend Payment Date will be payable to holders of record of Series O as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a

“Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series O, provided that, for any share of Series O issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series O in respect of any Dividend Period beginning prior to November 10, 2026 shall be calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable on the Series O in respect of any Dividend Period beginning on or after November 10, 2026 shall be calculated by the Calculation Agent on the basis of a 360-day year and the actual number of days elapsed in such Dividend Period. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series O, for each Dividend Period beginning prior to November 10, 2026, shall be a rate per annum equal to 5.30%, and the dividend rate on the Series O, for each Dividend Period beginning on or after November 10, 2026, shall be a rate per annum equal to LIBOR (as defined below) for such Dividend Period plus 3.834%. LIBOR, with respect to any Dividend Period beginning on or after November 10, 2026, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the rate described in the preceding paragraph does not appear on the Reuters screen LIBOR01 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by major banks in New York City selected by the

Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Dividend Period in its sole discretion.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series O shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series O as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series O remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series O have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman, Sachs & Co., or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series O and any shares of Parity Stock, all dividends declared on the Series O and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series O and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series O shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series O shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series O as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series O and all holders of any stock of the Corporation ranking equally with the Series O as to such distribution, the amounts paid to the holders of Series O and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series O and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series O and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series O, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series O receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series O is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series O at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after November 10, 2026 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series O shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series O without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital guidelines applicable to the Corporation.

(b) No Sinking Fund. The Series O will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series O will have no right to require redemption of any shares of Series O.

(c) Notice of Redemption. Notice of every redemption of shares of Series O shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series O designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series O. Notwithstanding the foregoing, if the Series O or any depositary shares representing interests in the Series O are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series O at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series O to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4)

the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series O at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series O shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series O shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series O shall not have been declared and paid for any Dividend Periods that, in aggregate, equal at least 18 months, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series O, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series O, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series O or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series O or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series O for consecutive Dividend Periods that, in aggregate, equal at least one year after a Nonpayment Event, then the right of the holders of Series O to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series O and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series O and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series O and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series O are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series O and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series O with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series O. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series O, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series O, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series O remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series O immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series O or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series O with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series O.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series O and one or more but not all other series of Preferred Stock, then only the Series O and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series O, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series O, the Corporation may amend, alter, supplement or repeal any terms of the Series O:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series O that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series O shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series O shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series O (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series O is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series O and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series O are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series O may deem and treat the record holder of any share of Series O as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series O shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series O shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series O shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix L

CERTIFICATE OF DESIGNATIONS

OF

5.00% FIXED-TO-FLOATING RATE NON-CUMULATIVE

PREFERRED STOCK, SERIES P

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, by unanimous written consent dated October 26, 2017, adopted the following resolution creating a series of 66,000 shares of Preferred Stock of the Corporation designated as “5.00% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series P”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.00% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series P” (“Series P”). Each share of Series P shall be identical in all respects to every other share of Series P, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series P shall be 66,000. Shares of Series P that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series P.

Section 3. Definitions. As used herein with respect to Series P:

  (a) “30/360 (ISDA) Day Count Convention” means the number of days in the Dividend Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360×(Y2–Y1)]+[30×(M2–M1)]+(D2–D1)

360

where:

“Y1” is the year, expressed as a number, in which the first day of the Dividend Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Dividend Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Dividend Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Dividend Period falls;

“D1” is the first calendar day, expressed as a number, of the Dividend Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Dividend Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

  (b) “Actual/360 (ISDA) Day Count Convention” means the actual number of days in the Interest Period divided by 360.

  (c) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (d) “Board of Directors” means the board of directors of the Corporation.

  (e) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (f) “Business Day” means (i) from the original issue date to and including November 10, 2022 (or, if such day is not a Monday, Tuesday, Wednesday, Thursday or Friday or is a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, the next day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close), a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in

New York City are generally authorized or obligated by law or executive order to close, and (ii) thereafter, a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close and is a London Business Day.

  (g) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series P is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (h) “Certificate of Designations” means this Certificate of Designations relating to the Series P, as it may be amended from time to time.

  (i) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (j) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (k) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series P) that ranks junior to Series P either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (l) “London Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is a day on which dealings in U.S. dollars are transacted in the London interbank market.

  (m) “Parity Stock” means any class or series of stock of the Corporation (other than Series P) that ranks equally with Series P both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (n) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series P.

  (o) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series P, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series P, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series P, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series P then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series P is outstanding.

  (p) “Representative Amount” means, at any time, an amount that, in the Calculation Agent’s judgment, is representative of a single transaction in the relevant market at the relevant time.

  (q) “Reuters screen” means the display on the Thomson Reuters Eikon service, or any successor or replacement service.

  (r) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series P are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series P) that rank equally with Series P either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series P shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series P at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series P. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on the 10th day of May and November of each year, commencing on May 10, 2018 and ending on November 10, 2022, and on the 10th day of February, May, August and November of each year following November 10, 2022 (“Dividend Payment Dates”); provided that if any such Dividend Payment Date that occurs on or before November 10, 2022 is a day that is not a Business Day, such dividend shall instead be payable on the immediately succeeding Business Day without interest or other payment in respect of such delayed payment, and provided further, if any such Dividend Payment Date that would otherwise occur for any Dividend Period after the Dividend Period ending on but excluding November 10, 2022 is a day that is not a Business Day, such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately succeeding Business Day unless such immediately succeeding Business Day falls in the next calendar month, in which case such Dividend Payment Date shall instead be (and any such dividend shall accrue to and instead be payable on) the immediately preceding Business Day. Dividends on Series P shall not be cumulative; holders of Series P shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series P shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series P on any Dividend Payment Date will be payable to holders of record of Series P as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series P, provided that, for any share of Series P issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series P in respect of any Dividend Period beginning prior to November 10, 2022 shall be calculated on the basis of the 30/360 (ISDA) Day Count Convention, and dividends payable on the Series P in respect of any Dividend Period beginning on or after November 10, 2022 shall be calculated by the Calculation Agent on the basis of the Actual/360 (ISDA) Day Count Convention. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The dividend rate on the Series P, for each Dividend Period beginning prior to November 10, 2022, shall be a rate per annum equal to 5.00%, and the dividend rate on the Series P, for each Dividend Period beginning on or after November 10, 2022, shall be a rate per annum equal to LIBOR (as defined below) for such Dividend Period plus 2.874%. LIBOR, with respect to any Dividend Period beginning on or after November 10, 2022, means the offered rate expressed as a percentage per annum for three-month deposits in U.S. dollars on the first day of such Dividend Period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period.

If the Calculation Agent determines on the relevant dividend determination date that the LIBOR base rate described in the preceding paragraph has been discontinued, then the Calculation Agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry-accepted successor base rate, then the Calculation Agent shall use such successor base rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the business day convention, the definition of business day and the dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the LIBOR base rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate. Unless the Calculation Agent uses a substitute or successor base rate as so provided, the following will apply.

  (i) If the LIBOR base rate described in the second preceding paragraph does not appear on the Reuters screen LIBOR01 (or any successor or replacement page), LIBOR shall be determined on the basis of the rates, at approximately 11:00 A.M., London time, on the second London Business Day immediately preceding the first day of such Dividend Period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount. The Calculation Agent shall request the principal London office of each of these banks to provide a quotation of its rate at approximately 11:00 A.M., London time. If at least two quotations are provided, LIBOR for such Dividend Period shall be the arithmetic mean of such quotations.

  (ii) If fewer than two quotations are provided as described in the preceding paragraph, LIBOR for such Dividend Period shall be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 A.M., New York City time, on the second London Business Day immediately preceding the first day of such Dividend Period, by major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such Dividend Period, and in a Representative Amount.

  (iii) If no quotation is provided as described in the preceding paragraph, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for such Dividend Period in its sole discretion.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, will be maintained on file at the Corporation’s principal offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series P shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series P as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series P remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series P have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series P and any shares of Parity Stock, all dividends declared on the Series P and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series P and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series P shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series P shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series P as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series P and all holders of any stock of the Corporation ranking equally with the Series P as to such distribution, the amounts paid to the holders of Series P and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series P and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series P and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series P, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series P receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series P is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series P at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, from time to time, on any date on or after November 10, 2022 (or, if not a Business Day, the next succeeding Business Day), or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any dividends per share that have accrued but not been paid for the then-current Dividend Period to but excluding the redemption date, whether or not such dividends have been declared. The redemption price for any shares of Series P shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series P without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

(b) No Sinking Fund. The Series P will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series P will have no right to require redemption of any shares of Series P.

(c) Notice of Redemption. Notice of every redemption of shares of Series P shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series P designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series P. Notwithstanding the foregoing, if the Series P or any depositary shares representing interests in the Series P are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series P at such time and in any manner permitted by such facility. Each such notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series P to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4)

the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series P at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series P shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series P shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series P shall not have been declared and paid for any Dividend Periods that, in aggregate, equal at least 18 months, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series P, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series P, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series P or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series P or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series P for consecutive Dividend Periods that, in aggregate, equal at least one year after a Nonpayment Event, then the right of the holders of Series P to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series P and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series P and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series P and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series P are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series P and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series P with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series P. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series P, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series P, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series P remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series P immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series P or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series P with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series P.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series P and one or more but not all other series of Preferred Stock, then only the Series P and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series P, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series P, the Corporation may amend, alter, supplement or repeal any terms of the Series P:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series P that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series P shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series P shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series P (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series P is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series P and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series P are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series P may deem and treat the record holder of any share of Series P as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series P shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series P shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series P shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

Appendix M

CERTIFICATE OF DESIGNATIONS

OF

5.50% FIXED-RATE RESET NON-CUMULATIVE PREFERRED

STOCK, SERIES Q

OF

THE GOLDMAN SACHS GROUP, INC.

THE GOLDMAN SACHS GROUP, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:

The Securities Issuance Committee (the “Committee”) of the board of directors of the Corporation (the “Board of Directors”), in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, by unanimous written consent dated June 13th, 2019, adopted the following resolution creating a series of 20,000 shares of Preferred Stock of the Corporation designated as “5.50% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series Q”.

RESOLVED, that pursuant to the authority vested in the Committee and in accordance with the resolutions of the Board of Directors dated October 28, 2011, the provisions of the restated certificate of incorporation and the amended and restated bylaws of the Corporation and applicable law, a series of Preferred Stock, par value $.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:

Section 1. Designation. The distinctive serial designation of such series of Preferred Stock is “5.50% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series Q” (“Series Q”). Each share of Series Q shall be identical in all respects to every other share of Series Q, except as to the respective dates from which dividends thereon shall accrue, to the extent such dates may differ as permitted pursuant to Section 4(a) below.

Section 2. Number of Shares. The authorized number of shares of Series Q shall be 20,000. Shares of Series Q that are redeemed, purchased or otherwise acquired by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Series Q.

Section 3. Definitions. As used herein with respect to Series Q:

  (a) “30/360 (ISDA) Day Count Convention” means the number of days in the Dividend Period in respect of which payment is being made divided by 360, calculated on a formula basis as follows:

[360×(Y2–Y1)]+[30×(M2–M1)]+(D2–D1)

360

  where:

  “Y1” is the year, expressed as a number, in which the first day of the Dividend Period falls;

  “Y2” is the year, expressed as a number, in which the day immediately following the last day included in the Dividend Period falls;

  “M1” is the calendar month, expressed as a number, in which the first day of the Dividend Period falls;

  “M2” is the calendar month, expressed as a number, in which the day immediately following the last day included in the Dividend Period falls;

  “D1” is the first calendar day, expressed as a number, of the Dividend Period, unless such number would be 31, in which case D1 will be 30; and

  “D2” is the calendar day, expressed as a number, immediately following the last day included in the Dividend Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30.

  (b) “Appropriate Federal Banking Agency” means the “appropriate federal banking agency” with respect to the Corporation as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision.

  (c) “Board of Directors” means the board of directors of the Corporation.

  (d) “ByLaws” means the amended and restated bylaws of the Corporation, as they may be amended from time to time.

  (e) “Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close, subject to any adjustments made by the Calculation Agent as provided for herein.

  (f) “Calculation Agent” means, at any time, the person or entity appointed by the Corporation and serving as such agent at such time. The Corporation may terminate any such appointment and may appoint a successor agent at any time and from time to time, provided that the Corporation shall use its best efforts to ensure that there is, at all relevant times when the Series Q is outstanding, a person or entity appointed and serving as such agent. The Calculation Agent may be a person or entity affiliated with the Corporation.

  (g) “Certificate of Designations” means this Certificate of Designations relating to the Series Q, as it may be amended from time to time.

  (h) “Certification of Incorporation” shall mean the restated certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.

  (i) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

  (j) “Dividend Payment Date” means the 10th day of February and August of each year, commencing on February 10, 2020.

  (k) “Dividend Period” is the period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date, except that the initial dividend period will commence on and include the original issue date of the Series Q and will end on and exclude the February 10, 2020 Dividend Payment Date.

  (l) “Five-Year Treasury Rate” means:

•

The average of the yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five Business Days appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Board of Governors of the Federal Reserve System, as determined by the Calculation Agent in its sole discretion.

•

If no calculation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five-year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the Calculation Agent determines there is an industry-accepted successor five-year treasury rate, then the Calculation Agent shall use such successor rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may determine the Business Day convention, the definition of Business Day and the Reset Dividend Determination Dates to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the

Five-Year Treasury Rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate.

The Five-Year Treasury Rate will be determined by the Calculation Agent on the Reset Dividend Determination Date.

  (m) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than Series Q) that ranks junior to Series Q either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (n) “Parity Stock” means any class or series of stock of the Corporation (other than Series Q) that ranks equally with Series Q both in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

  (o) “Preferred Stock” means any and all series of Preferred Stock, having a par value of $0.01 per share, of the Corporation, including the Series Q.

  (p) “Regulatory Capital Treatment Event” means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series Q, (ii) any proposed change in those laws, rules or regulations that is announced or becomes effective after the initial issuance of any share of Series Q, or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is announced after the initial issuance of any share of Series Q, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation preference amount of $25,000 per share of Series Q then outstanding as “tier 1 capital” (or its equivalent) for purposes of the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) as then in effect and applicable, for so long as any share of Series Q is outstanding.

  (q) “Reset Date” means August 10, 2024 and each date falling on the fifth anniversary of the preceding Reset Date, in each case, regardless of whether such day is a Business Day.

  (r) “Reset Dividend Determination Date” means, in respect of any Reset Period, the day falling three Business Days prior to the beginning of such Reset Period, subject to any adjustments made by the Calculation Agent as provided for herein.

  (s) “Reset Period” means the period from and including August 10, 2024 to, but excluding, the next following Reset Date and thereafter each period from and including each Reset Date to, but excluding, the next following Reset Date.

  (t) “Voting Preferred Stock” means, with regard to any election or removal of a Preferred Stock Director (as defined in Section 7(b) below) or any other matter as to which the holders of Series Q are entitled to vote as specified in Section 7 of this Certificate of Designations, any and all series of Preferred Stock (other than Series Q) that rank equally with Series Q either as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation and upon which like voting rights have been conferred and are exercisable with respect to such matter.

Section 4. Dividends.

(a) Rate. Holders of Series Q shall be entitled to receive, when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) out of funds legally available for the payment of dividends under Delaware law, non-cumulative cash dividends per each share of Series Q at the rate determined as set forth below in this Section (4) applied to the liquidation preference amount of $25,000 per share of Series Q. Such dividends shall be payable in arrears (as provided below in this Section 4(a)), but only when, as and if declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), on each Dividend Payment Date. Dividends will accrue (i) from the date of original issue to, but excluding, August 10, 2024 at a fixed rate per annum of 5.50%, and (ii) from, and including August 10, 2024, during each Reset Period, at a rate per annum equal to the Five-Year Treasury Rate as of the most recent Reset Dividend Determination Date plus 3.623%; provided that if any such Dividend Payment Date is a day that is not a Business Day, such dividend shall instead be payable on the next succeeding Business Day without interest or other payment in respect of such delayed payment. Dividends on Series Q shall not be cumulative; holders of Series Q shall not be entitled to receive any dividends not declared by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend not so declared.

Dividends on the Series Q shall not be declared or set aside for payment if and to the extent such dividends would cause the Corporation to fail to comply with the capital adequacy rules of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy rules or regulations of any successor Appropriate Federal Banking Agency) applicable to the Corporation.

Dividends that are payable on Series Q on any Dividend Payment Date will be payable to holders of record of Series Q as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date or such other record date fixed by the Board of Directors or the

Committee (or another duly authorized committee of the Board of Directors) that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.

Each Dividend Period shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the date of original issue of the Series Q, provided that, for any share of Series Q issued after such original issue date, the initial Dividend Period for such shares may commence on and include such other date as the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) shall determine and publicly disclose) and shall end on and include the calendar day next preceding the next Dividend Payment Date. Dividends payable on the Series Q in respect of any Dividend Period shall be calculated on the basis of the 30/360 (ISDA) Day Count Convention. Dividends payable in respect of a Dividend Period shall be payable in arrears - i.e., on the first Dividend Payment Date after such Dividend Period.

The Calculation Agent’s determination of any dividend rate, and its calculation of the amount of dividends for any Dividend Period, and any other adjustments made by the Calculation Agent pursuant to the terms hereof will be maintained on file at the Corporation’s offices, will be made available to any stockholder upon request and will be final and binding in the absence of manifest error.

Holders of Series Q shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series Q as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

(b) Priority of Dividends. So long as any share of Series Q remains outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock or other Junior Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly (other than as a result of a reclassification of Junior Stock for or into other Junior Stock, or the exchange or conversion of one share of Junior Stock for or into another share of Junior Stock and other than through the use of the proceeds of a substantially contemporaneous sale of Junior Stock) during a Dividend Period, unless the full dividends for the latest completed Dividend Period on all outstanding shares of Series Q have been declared and paid (or declared and a sum sufficient for the payment thereof has been set aside). The foregoing provision shall not restrict the ability of Goldman Sachs & Co. LLC, or any other affiliate of the Corporation, to engage in any market-making transactions in Junior Stock in the ordinary course of business.

When dividends are not paid (or declared and a sum sufficient for payment thereof set aside) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within a Dividend Period) in full upon the Series Q and any shares of Parity Stock, all dividends declared on the Series Q and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as all accrued but unpaid dividends per share on the Series Q and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date falling within the Dividend Period related to such Dividend Payment Date) bear to each other.

Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors) may be declared and paid on any securities, including Common Stock and other Junior Stock, from time to time out of any funds legally available for such payment, and the Series Q shall not be entitled to participate in any such dividends.

Section 5. Liquidation Rights.

(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series Q shall be entitled to receive, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series Q as to such distribution, in full an amount equal to $25,000 per share, together with an amount equal to all dividends (if any) that have been declared but not paid prior to the date of payment of such distribution (but without any amount in respect of dividends that have not been declared prior to such payment date).

(b) Partial Payment. If in any distribution described in Section 5(a) above the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series Q and all holders of any stock of the Corporation ranking equally with the Series Q as to such distribution, the amounts paid to the holders of Series Q and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series Q and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock other than Series Q and on which dividends accrue on a cumulative basis, an amount equal to any unpaid, accrued, cumulative dividends, whether or not declared, as applicable).

(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series Q, the holders of other stock of the Corporation shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series Q receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

Section 6. Redemption.

(a) Optional Redemption. The Series Q is perpetual and has no maturity date. The Corporation may, at its option, redeem the shares of Series Q at the time outstanding, upon notice given as provided in Section 6(c) below, (i) in whole or in part, on any Dividend Payment Date on or after August 10, 2024, or (ii) in whole but not in part at any time within 90 days following a Regulatory Capital Treatment Event, in each case, at a redemption price per share equal to $25,000, plus (except as otherwise provided herein below) an amount equal to any declared and unpaid dividends per share to but excluding the redemption date, without accumulation of undeclared dividends. The redemption price for any shares of Series Q shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above. Notwithstanding the foregoing, the Corporation may not redeem shares of Series Q without having received the prior approval of the Appropriate Federal Banking Agency if then required under capital rules applicable to the Corporation.

(b) No Sinking Fund. The Series Q will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series Q will have no right to require redemption of any shares of Series Q.

(c) Notice of Redemption. Notice of every redemption of shares of Series Q shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 15 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this Subsection shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of shares of Series Q designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series Q. Notwithstanding the foregoing, if the Series Q or any depositary shares representing interests in the Series Q are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series Q at such time and in any manner permitted by such facility. Each notice given to a holder shall state: (1) the redemption date; (2) the number of shares of Series Q to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where holders may surrender certificates evidencing shares of Series Q Preferred Stock for payment of the redemption price.

(d) Partial Redemption. In case of any redemption of only part of the shares of Series Q at the time outstanding, the shares to be redeemed shall be selected either pro rata or by lot. Subject to the provisions hereof, the Corporation shall have full power and authority to prescribe the terms and conditions upon which shares of Series Q shall be redeemed from time to time. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.

(e) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.

Section 7. Voting Rights.

(a) General. The holders of Series Q shall not have any voting rights except as set forth below or as otherwise from time to time required by law.

(b) Right To Elect Two Directors Upon Nonpayment Events. If and whenever dividends on any shares of Series Q shall not have been declared and paid for any Dividend Periods that, in aggregate, equal at least 18 months, whether or not consecutive (a “Nonpayment Event”), the number of directors then constituting the Board of Directors shall automatically be increased by two and the holders of Series Q, together with the holders of all outstanding shares of Voting Preferred Stock, voting together as a single class, shall be entitled to elect the two additional directors (the “Preferred Stock

Directors”), provided that the Board of Directors shall at no time include more than two Preferred Stock Directors (including, for purposes of this limitation, all directors that the holders of any series of Voting Preferred Stock are entitled to elect pursuant to like voting rights).

In the event that the holders of the Series Q, and such other holders of Voting Preferred Stock, shall be entitled to vote for the election of the Preferred Stock Directors following a Nonpayment Event, such directors shall be initially elected following such Nonpayment Event only at a special meeting called at the request of the holders of record of at least 20% of the Series Q or of any other series of Voting Preferred Stock then outstanding (unless such request for a special meeting is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders of the Corporation, in which event such election shall be held only at such next annual or special meeting of stockholders), and at each subsequent annual meeting of stockholders of the Corporation. Such request to call a special meeting for the initial election of the Preferred Stock Directors after a Nonpayment Event shall be made by written notice, signed by the requisite holders of Series Q or any series of Voting Preferred Stock, and delivered to the Secretary of the Corporation in such manner as provided for in Section 9 below, or as may otherwise be required by law.

When dividends have been paid (or declared and a sum sufficient for payment thereof set aside) in full on the Series Q for consecutive Dividend Periods that, in aggregate, equal at least one year after a Nonpayment Event, then the right of the holders of Series Q to elect the Preferred Stock Directors shall cease (but subject always to revesting of such voting rights in the case of any future Nonpayment Event), and, if and when any rights of holders of Series Q and Voting Preferred Stock to elect the Preferred Stock Directors shall have ceased, the terms of office of all the Preferred Stock Directors shall forthwith terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.

Any Preferred Stock Director may be removed at any time without cause by the holders of record of a majority of all of the outstanding shares of the Series Q and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). So long as a Nonpayment Event shall continue, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment Event) may be filled by the written consent of the Preferred Stock Director remaining in office, or if none remains in office, by a vote of the holders of record of a majority of all of the outstanding shares of the Series Q and Voting Preferred Stock, when they have the voting rights described above (voting together as a single class). Any such vote of stockholders to remove, or to fill a vacancy in the office of, a Preferred Stock Director may be taken only at a special meeting of such stockholders, called as provided above for an initial election of Preferred Stock Director after a Nonpayment Event (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, in which event such election shall be held at such next annual or special meeting of stockholders). The Preferred Stock Directors shall each be entitled to one vote per director on any matter that shall come before the Board of

Directors for a vote. Each Preferred Stock Director elected at any special meeting of stockholders or by written consent of the other Preferred Stock Director shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided.

(c) Other Voting Rights. So long as any shares of Series Q are outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least 66 2⁄3% of the shares of Series Q and any Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

  (i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series Q with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

  (ii) Amendment of Series Q. Any amendment, alteration or repeal of any provision of the Certificate of Incorporation so as to materially and adversely affect the special rights, preferences, privileges or voting powers of the Series Q, taken as a whole; or

  (iii) Share Exchanges, Reclassifications, Mergers and Consolidations. Any consummation of a binding share exchange or reclassification involving the Series Q, or of a merger or consolidation of the Corporation with another corporation or other entity, unless in each case (x) the shares of Series Q remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, and (y) such shares remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, and limitations and restrictions thereof, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series Q immediately prior to such consummation, taken as a whole;

provided, however, that for all purposes of this Section 7(c), any increase in the amount of the authorized or issued Series Q or authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, of any other series of Preferred Stock ranking equally with and/or junior to the Series Q with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to adversely affect the rights, preferences, privileges or voting powers of the Series Q.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation specified in this Section 7(c) would adversely affect the Series Q and one or more but not all other series of Preferred Stock, then only the Series Q and such series of Preferred Stock as are adversely affected by and entitled to vote on the matter shall vote on the matter together as a single class (in lieu of all other series of Preferred Stock).

(d) Changes for Clarification. Without the consent of the holders of the Series Q, so long as such action does not adversely affect the rights, preferences, privileges and voting powers, and limitations and restrictions thereof, of the Series Q, the Corporation may amend, alter, supplement or repeal any terms of the Series Q:

(i) to cure any ambiguity, or to cure, correct or supplement any provision contained in this Certificate of Designations that may be defective or inconsistent; or

(ii) to make any provision with respect to matters or questions arising with respect to the Series Q that is not inconsistent with the provisions of this Certificate of Designations.

(e) Changes after Provision for Redemption. No vote or consent of the holders of Series Q shall be required pursuant to Section 7(b), (c) or (d) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, all outstanding shares of Series Q shall have been redeemed, or shall have been called for redemption upon proper notice and sufficient funds shall have been set aside for such redemption, in each case pursuant to Section 6 above.

(f) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series Q (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents and any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules the Board of Directors or the Committee (or another duly authorized committee of the Board of Directors), in its discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the ByLaws, applicable law and any national securities exchange or other trading facility on which the Series Q is listed or traded at the time. Whether the vote or consent of the holders of a plurality, majority or other portion of the shares of Series Q and all Voting Preferred Stock has been cast or given on any matter on which the holders of shares of Series Q are entitled to vote shall be determined by the Corporation by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Section 8. Record Holders. To the fullest extent permitted by applicable law, the Corporation and the transfer agent for the Series Q may deem and treat the record holder of any share of Series Q as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.

Section 9. Notices. All notices or communications in respect of Series Q shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or ByLaws or by applicable law.

Section 10. No Preemptive Rights. No share of Series Q shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.

Section 11. Other Rights. The shares of Series Q shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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